UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2006

Advance America, Cash Advance Centers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306
(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 16, 2006, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Advance America, Cash Advance Centers, Inc. (the “Company”) approved the entry into an agreement (the “Reciprocal Use Agreement”) between the Company and Arizona, LLC (“Arizona”) establishing the terms for reciprocal use of aircraft owned by the Company and Arizona.  The Company and Arizona each own an aircraft of identical make and model, both of which are maintained at the same airport in Spartanburg, South Carolina.  Arizona is owned by the Company’s Chairman, George D. Johnson, Jr.

The terms of the Reciprocal Use Agreement provide that for each flight hour and each pilot hour used by the Company or Arizona, respectively, on the other entity’s aircraft, the other entity is entitled to one flight hour and one pilot hour on the first entity’s aircraft, and vice-versa.  Under the Reciprocal Use Agreement, the Company and Arizona may owe the other party no more than 50 flight hours and 100 pilot hours of reciprocal use at any point in time, and accrued flight hours or pilot hours in excess of those limits will be paid at a rate per flight hour or pilot hour, as applicable, to be agreed upon by the Company and Arizona and approved by the Board prior to either party exceeding 50 flight hours or 100 pilot hours.

The Company had previously entered into an Aircraft Dry Lease, dated May 9, 2006, with Arizona with respect to use of the Company’s plane (the “AEA Plane Lease”) by Arizona, and Arizona had previously entered into an Aircraft Dry Lease, dated June 15, 2005, with the Company with respect to use of Arizona’s plane (the “Arizona Plane Lease”) by the Company.  Each of the AEA Plane Lease and the Arizona Plane lease provides for the lease of an aircraft for a period of one year, subject to automatic renewal on a month-to-month basis.  Any use of the Company’s aircraft under the AEA Plane Lease by Mr. Johnson or other sublessees of Arizona, including William M. Webster, IV, the Company’s Vice Chairman, and entities that Mr. Johnson controls or in which he has an ownership interest, is deemed to be use by Arizona for purposes of the Reciprocal Use Agreement.

The foregoing description of the Reciprocal Use Agreement is qualified in its entirety by reference to the written description of the agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.  The foregoing descriptions of the AEA Plane Lease and the Arizona Plane Lease are qualified in their entirety by reference to the copy of the agreements filed as Exhibit 10.2 and 10.3, respectively, to this report.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Also on November 16, 2006, the Board’s Compensation Committee recommended, and the independent members of the Board approved, the use by Kenneth E. Compton, the Company’s chief executive officer and a director, of the Company’s aircraft and Arizona’s aircraft for personal use for an aggregate of up to twenty-five flight hours per year, subject to aircraft availability in light of the Company’s business needs.  The policy was adopted to allow for more efficient travel so that the chief executive officer can devote more time to the Company’s business.   A written description of this arrangement is attached as Exhibit 10.4 of this report.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

10.1	Summary of Terms of Reciprocal Use Agreement
10.2	Aircraft Dry Lease by and between Advance America, Cash Advance Centers, Inc. and Arizona, LLC dated May 9, 2006
10.3	Aircraft Dry Lease by and between Advance America, Cash Advance Centers, Inc. and Arizona, LLC dated June 15, 2005
10.4	Summary of Terms of Arrangement for Personal Use of Aircraft by Kenneth E. Compton

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2006
ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

	By:	/s/ John I. Hill
John I. Hill
Executive Vice President and
Chief Financial Officer

Exhibit
Number	Description

10.1	Summary of Terms of Reciprocal Use Agreement

10.2	Aircraft Dry Lease by and between Advance America, Cash Advance Centers, Inc. and Arizona, LLC dated May 9, 2006

10.3	Aircraft Dry Lease by and between Advance America, Cash Advance Centers, Inc. and Arizona, LLC dated June 15, 2005

10.4	Summary of Terms of Arrangement for Personal Use of Aircraft by Kenneth E. Compton